UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 1, 2016

INOGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36309	33-0989359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

326 Bollay Drive

Goleta, California 93117

(Address of principal executive offices, including zip code)

(805) 562-0500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer; Appointment of New Director; Resignation of Chief Executive Officer

On December 1, 2016, the Board of Directors (“Board”) of Inogen, Inc. (the “Company”) appointed Scott Wilkinson, currently the Company’s President and Chief Operating Officer, to serve as President and Chief Executive Officer (“CEO”) of the Company, effective March 1, 2017. In addition, on December 1, 2016, the Board, upon recommendation of the Compensation, Nominating and Governance Committee, appointed Mr. Wilkinson to serve as a Class II director of the Company, effective January 1, 2017, with a term expiring at the annual meeting of stockholders to be held in 2019. Mr. Wilkinson will succeed Raymond Huggenberger, who is retiring from the position of CEO, effective March 1, 2017.  Mr. Huggenberger will continue to serve as a member of the Board following his retirement as CEO.

Mr. Wilkinson, 51, has served as the Company’s President and Chief Operating Officer since January 1, 2016, and in this role currently oversees Inogen’s global commercial, manufacturing, service, research and development, technical and support operations. Previously, Mr. Wilkinson served as the Company’s Director of Product Management from 2005 to 2006, Vice President, Product Management from 2006 to 2008, and Executive Vice President, Sales and Marketing from 2008 to 2015. From 2000 to 2005, Mr. Wilkinson worked for Invacare Corporation, a designer and manufacturer of oxygen products, as a Group Product Manager and helped launch a $100 million revenue oxygen product line segment. From 1999 to 2000, Mr. Wilkinson served as a Product Line Director with Johnson & Johnson, a healthcare company.  From 1988 to 1999, Mr. Wilkinson worked as a Research Scientist, Product Manager, and Project Leader at Kimberly Clark, a consumer products company. Mr. Wilkinson received a Bachelor’s degree in Chemical Engineering from the University of Akron and an MBA from University of Wisconsin, Oshkosh.  The Company believes that Mr. Wilkinson’s considerable knowledge and understanding of its businesses together with his extensive industry experience qualifies him to serve on the Board.

Scott Wilkinson Compensation Arrangements

On December 1, 2016, the Company’s Compensation, Nominating and Governance Committee approved an increase in Mr. Wilkinson’s base salary from $335,000 to $415,000 and an increase in his 2017 target bonus opportunity (as a percentage of base salary) from 60% to 70%.  The Compensation, Nominating and Governance Committee also approved a change to Mr. Wilkinson’s cash severance benefits to provide for continued payment of his base salary for a period of 24 months (increased from 12 months) if Mr. Wilkinson’s employment is terminated without “cause” (excluding by reason of death or disability) or he resigns for “good reason,” in either case outside the period beginning three months prior to and ending 12 months after a “change in control.”  Mr. Wilkinson will receive no additional compensation for his service on the Board.

The summary of the approved changes to Mr. Wilkinson’s amended and restated employment agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated employment agreement, which the Company intends to file with the Securities and Exchange Commission with its Annual Report on Form 10-K for the period ending December 31, 2016.

Mr. Wilkinson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There is no arrangement or understanding between Mr. Wilkinson or any other person pursuant to which Mr. Wilkinson was selected as an officer or director. There are no family relationships between Mr. Wilkinson and any of the Company’s directors or executive officers.

Raymond Huggenberger Compensation Arrangements

In connection with Mr. Huggenberger’s retirement as CEO, on December 1, 2016, the Compensation, Nominating and Governance Committee approved Mr. Huggenberger’s eligibility to receive his 2016 bonus under the Company’s executive incentive compensation plan based on actual achievement of the pre-established performance objectives for 2016, regardless of whether he is employed with the Company on the payment date. Following his retirement as CEO, Mr. Huggenberger will be entitled to receive compensation in accordance with the Company’s compensation program for non-employee directors and as more fully described under the heading “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 31, 2016.  On December 1, 2016, the independent members of the Board also approved Mr. Huggenberger’s eligibility to receive a stock option to purchase 10,000 shares of the Company’s common stock on the date of the 2017 annual meeting of stockholders and in accordance with the terms of the Company’s compensation program for non-employee directors. Subject to Mr. Huggenberger’s continued service with the Company, the option will vest in 12 monthly installments beginning with the first monthly anniversary after the grant date, but will vest fully on the date of the next annual meeting of stockholders held after the date of grant if not fully vested on such date. The option will be subject to the terms and conditions of the Company’s 2014 Equity Incentive Plan and form of stock option agreement.

Appointment of Director

On December 1, 2016, the Board, upon recommendation of the Compensation, Nominating and Governance Committee, appointed Scott A. Beardsley to the Board, effective January 1, 2017. Mr. Beardsley will serve as a Class I director, with a term expiring at the annual meeting of stockholders to be held in 2018. In addition, the Board appointed Mr. Beardsley as a member of the Compensation, Nominating and Governance Committee, effective January 1, 2017. In connection with the appointments of Mr. Beardsley and Mr. Wilkinson to the Board, the Board also approved an increase in the size of the Board to 8 members and an increase in the size of the Compensation, Nominating and Governance Committee to 3 members, effective January 1, 2017.

Mr. Beardsley, 49, is employed as a Senior Partner at Novo Ventures (US), Inc., which provides certain financial investment consultancy services to Novo A/S, a Danish limited liability company that manages investments and financial assets.  Mr. Beardsley has worked within Novo A/S and its investment activities since 2009 in several roles: since January 2016, Mr. Beardsley has been employed by Novo Ventures (US) Inc. as a Senior Partner; from December 2012 through 2015, he was employed as a Partner by Novo Ventures (US) Inc.; and from 2009 through 2012, he was employed as a Senior Partner by Novo A/S.  Prior to joining Novo A/S, Mr. Beardsley was a Managing Director in the Health Care Group at J.P. Morgan, a banking and financial services company, from 2006 through 2008, and a Managing Director in the Health Care Group of US Bancorp Piper Jaffray, an investment bank, from 2001 to 2006.  Previously, Mr. Beardsley was an investment banker at US Bancorp Piper Jaffray, Montgomery Securities, an investment bank, and Kidder, Peabody & Co. Incorporated, an investment bank.  From October 2010 through May 2014, Mr. Beardsley served as a member of the board of directors of Aerocrine AB, a publicly-traded medical technology company.  Mr. Beardsley received his Masters of Business Administration from the Anderson Graduate School of Management at UCLA and his Bachelors of Science in Business Administration from Colorado State University.  The Company believes that Mr. Beardsley is qualified to serve as a director due to his extensive financial experience and his experience as a venture capital investor in the life sciences industry.

Mr. Beardsley has been provided the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-192605) filed with the Securities and Exchange Commission on November 7, 2013.

Mr. Beardsley has agreed to waive compensation for his services as a director and a member of the Compensation, Nominating and Governance Committee. There is no arrangement or understanding between Mr. Beardsley and any other persons pursuant to which Mr. Beardsley was elected as a director. In addition, Mr. Beardsley is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.  There are no family relationships between Mr. Beardsley and any of our directors or executive officers.

Item 7.01.  Regulation FD Disclosure.

On December 6, 2016, the Company issued a press release announcing the management and board changes described in this Form 8-K and reiterating the Company’s current guidance. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

99.1	Press Release, dated December 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOGEN, INC.

By:/s/Alison Bauerlein
Alison Bauerlein Executive Vice President, Finance, Chief Financial Officer, Secretary and Treasurer

Date:  December 6, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 6, 2016.